UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ACORDA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Text of communication sent to certain Acorda Therapeutics, Inc. shareholders

Dear XX,

Acorda Therapeutics is holding a special stockholder meeting on July 31. The proposals up for vote at this meeting, an increase in authorized shares proposal and a reverse stock split proposal, are critical to our company’s future. Both ISS and Glass Lewis recommend that shareholders vote “for” these proposals.

Due to the high percentage of retail shareholders who own ACOR, it is very important that all institutional shareholders remember to vote so that we are able to establish a quorum for the meeting.

As far as we can tell, your fund has not yet voted, and we would be grateful if you would ensure that you do.

Please feel free to contact me if you have any questions.

Best regards,